Exhibit 10.22
SOVEREIGN BANCORP, INC.
2006 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
Effective October 1, 2006
     1. Purpose. The purpose of the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan (the “Plan”) is to advance the interests of Sovereign Bancorp, Inc. (the “Company”) and its shareholders by closely aligning the interests of the Company and its shareholders with “Non-Employee Directors,” who collectively include (i) members of the board of directors of the Company (the “Board”) who are not employees of the Company, Sovereign Bank (the “Bank”) or any other Subsidiary (the “Company Non-Employee Directors”); (ii) members of the board of directors of the Bank (the “Bank Board”) who are not employees of the Company, the Bank or any other Subsidiary (the “Bank Non-Employee Directors”); and (iii) members of the board of directors of any Subsidiary designated by resolution of the Board of Directors of the Company to participate in this Plan who are not employees of the Company, the Bank or any Subsidiary (the “Subsidiary Non-Employee Directors”). Therefore, this Plan requires the payment of a substantial portion of the annually established compensation payable to Non-Employee Directors for their service to be in shares of the Company’s common stock, no par value (the “Common Stock”). Common Stock issuable under this Plan may be either authorized but unissued shares, treasury shares, or shares purchased in the open market.
     2. Administration. The Compensation Committee of the Board (the “Committee”) shall administer the Plan. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan, as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may authorize any one or more of its members or any officer of the Company or the Bank to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.
     3. Definition of Subsidiaries. As used herein, the term “Subsidiary” means any corporation, joint venture, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a joint venture or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.
     4. Participation; Amount of Non-Employee Director Compensation. The Committee shall annually approve the amount of compensation payable for services to be performed by Company Non-Employee Directors, Bank Non-Employee Directors, and, if applicable, Subsidiary Non-Employee Directors. Effective October 1, 2006, such fees shall be payable in cash and shares of Common Stock as follows:

          (a) Each Company Non-Employee Director shall be entitled to receive the following compensation for service on the Board:
               (i) $50,000 in cash annually; plus
               (ii) $50,000 in shares of Common Stock annually; plus
               (iii) $35,000 in cash annually if such Company Non-Employee Director serves as chairperson of the audit committee or as “lead director” (as designated by the Company Non-Employee Directors); plus
               (iv) $25,000 in cash annually for each Board committee for which such Company Non-Employee Director serves as chairperson; plus
               (v) effective January 1, 2007, $62,500 in cash annually if such Company Non-Employee Director serves as Chairman of the Company; plus
               (vi) effective January 1, 2007, $62,500 in shares of Common Stock annually if such Company Non-Employee Director serves as Chairman of the Company.
          (b) Each Bank Non-Employee Director shall be entitled to receive the following compensation for service on the Bank Board:
               (i) $21,000 in cash annually; plus
               (ii) $21,000 in shares of Common Stock annually.
          (c) To the extent that the payments made under this Section 4 to a Non-Employee Director result in fractional shares of Common Stock being issuable to such Non-Employee Director, cash shall be paid to the Non-Employee Director or the number of shares will be rounded up in lieu of such fractional shares at the discretion of the Board.
          (d) Non-Employee Directors who are both Company Non-Employee Directors and Bank Non-Employee Directors shall be entitled to receive compensation under this Section 4 for service in both capacities.
          (e) In the event that an individual becomes a Company Non-Employee Director, a Bank Non-Employee Director, or a Subsidiary Non-Employee Director, and becomes entitled to compensation in such capacity under this Section 4 beginning on a date other than the first day of the calendar year, such individual shall receive a pro-rated amount of compensation for such calendar year in such form as may be determined in the discretion of the Committee.
          (f) If the Board designates by resolution that directors of any other Subsidiary are to participate in the Plan, then each such Subsidiary Non-Employee Director shall receive such amount of shares of Common Stock and cash as shall be specified by resolution of the Committee.
          (g) Notwithstanding anything contained herein to the contrary, the amount of cash or shares of Common Stock payable to any Non-Employee Director may be reduced or withheld by the Chairperson of the Board for failure to attend meetings of the Board, the Bank Board, or the Boards of Directors of any Subsidiary upon which such Non-Employee Director serves or for failure to otherwise perform the duties of such Non-Employee Director’s office.
     5. Payment of Non-Employee Director Compensation. Each Non-Employee Director shall be issued the number of shares of Common Stock payable to such Non-Employee Director as determined pursuant to Section 4 above as of the last business day of each calendar quarter and such shares shall be delivered as soon as administratively feasible thereafter, but in no event shall any such payment be made later than the March 15 of the calendar year next following the calendar year in which such shares were earned. Each Non-Employee Director shall be paid the cash compensation payable to such Non-Employee Director as determined pursuant to Section 4 above on the last business day of each calendar quarter. Notwithstanding the foregoing, the Committee may, in its discretion, cause the number of shares and/or cash determined pursuant to Section 4 above, to be issued and paid at such other time or times as it shall determine in its discretion, but in no event shall any payment be made later than the March 15 of the calendar year next following the calendar year in which such cash and/or shares were earned.
     6. Number of Shares of Common Stock Issuable Under the Plan. The maximum number of shares of Common Stock that may be issued under the Plan shall be 1,000,000, provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving Common Stock, then the numbers, rights, and privileges of the shares issuable under this Section 6 of Plan shall be increased, decreased, or changed in like manner.
     7. Miscellaneous Provisions.
          (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected or re-elected as a director of the Company or the Bank.
          (b) A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated, or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will, or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.
          (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local, and foreign securities, securities exchange, and other applicable laws and requirements.
          (d) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local, or foreign income or other taxes. A participant in the Plan may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock, otherwise issuable under the Plan, having a fair market value equal to the amount required to be withheld. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.
          (e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.
          (f) By accepting any payment of Non-Employee Director compensation hereunder or other benefit under the Plan, each participant, and each person claiming under or through him or her, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Committee, or the Board.
          (g) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable statute, rule or regulation.
          (h) The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
          (i) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.
     8. Amendment. The Plan may be amended at any time and from time to time by resolution of the Committee as it shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule, or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, in effect from time to time, the Internal Revenue Code of 1986, as amended and the rules thereunder in effect from time to time or, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant’s written consent.
     9. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:
          (a) upon the adoption of a resolution of the Committee and approved by the Board terminating the Plan; or

          (b) September 20, 2016, which is ten years from the date the Plan was initially approved and adopted by the shareholders of the Company in accordance with Paragraph 10 below.
     No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.
     10. Shareholder Approval and Adoption. The Plan shall be effective as of October 1, 2006, contingent upon shareholder approval and adoption at the 2006 annual meeting of shareholders of the Company. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the Commonwealth of Pennsylvania.